Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 5, 2015, with respect to the consolidated financial statements included in the Annual Report of Applied Optoelectronics, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Applied Optoelectronics, Inc. on Form S-8 (File No. 333-192407), effective November 19, 2013 and on Form S-3 (File No. 333-204703), effective June 23, 2015.

/s/ GRANT THORNTON LLP

Houston, TX

December 18, 2015